UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): January 12, 2012 (January 11, 2012)

LONGHAI STEEL INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52807	11-3699388
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

No. 1 Jingguang Road, Neiqiu County
Xingtai City, Hebei Province, 054000
People’s Republic of China
(Address of Principal Executive Offices)

+86 (319) 686-1111
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of New Independent Directors.

On January 11, 2012 (the “Effective Date”), the Board of Directors (the “Board”) of Longhai Steel Inc. (the “Company”) appointed Dr. Michael Grieves, Jeff Cooke and Marshall Toplansky to serve on the Board as “independent directors” of the Company (the “Independent Directors”), as that term is defined by Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market, Inc., effective immediately. On January 11, 2012, the Board also ratified the appointment of Steven Ross as the Executive Vice President and a Director of the Company.

Steven Ross: Mr. Ross has over 25 years of senior management experience, ranging from high growth private companies to multi-billion dollar divisions of public enterprises. Mr. Ross is currently Managing Director of MTN Capital Partners (“MTN”), a New York-based private equity firm focused on lower middle market transactions. Prior to joining MTN, Mr. Ross was CEO of National Investment Managers from 2006 until its sale to a private equity firm in 2011. Under Mr. Ross’ leadership, the company became the largest independent retirement services company in the country with over $11 billion in assets under administration and operations in 17 cities in the United States.

Mr. Ross’ previous roles have included Vice President and General Manager of the Computer Systems Division of Toshiba America with overall responsibility for Toshiba’s $3 billion computer business in the US and South America, as well as President & General Manager – Computer Reseller Division and President of Corporate Marketing at Inacom, a $7 billion Fortune 500 provider of computer products and services. Mr. Ross has also held senior management positions at DynTek, Intelligent Electronics, Dell Computer Corporation and PTXI/Bull HN Information Systems.

Dr. Michael Grieves: Dr. Grieves is a world-recognized expert in Product Lifecycle Management, engineering, manufacturing, and information systems and lectures worldwide on those topics. Dr. Grieves has been the Managing Member of Michael W. Grieves, LLC since 2000 and was Research Professor of Oakland University between 2008 and 2009. Dr. Grieves has written extensively in both industry and academic periodicals and has been an executive, manager, and entrepreneur for over 40 years. Dr. Grieves has served as Chairman, CEO, board member, and Audit Committee Chairman of public companies, both domestic and international. He has affiliations and/or appointments with the following universities: Purdue University, University of Iowa, CIMBA Italy, and Oakland University. Dr. Grieves consults for a select number of leading organizations, including NASA.

Dr. Grieves has an extensive following in China of his work in Product Lifecycle Management. His seminal book, Product Lifecycle Management: Driving the Next Generation of Lean Thinking, has been translated into both simplified and traditional Chinese and is used in both industry and academia. He has lectured at some of China’s leading universities, including Shanghai Jiao Tong University (SJTU), Beihang University, Tsinghua University, Dalian University and Beijing University.

The Board has determined that Dr. Grieves possesses the accounting or related financial management experience that qualifies him as “financially sophisticated” within the meaning of Rule 4350(d)(2)(A) of the Marketplace Rules of The Nasdaq Stock Market, Inc., and that he is an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission.

Jeff Cooke: Mr. Cooke has been a CEO at multiple early stage companies and an executive at Hewlett Packard (HP), Apple Computer and NEC. Mr. Cooke is currently President and CEO at Global Digital Strategies, Inc., which offers strategic executive leadership and specializes in providing the bridge from strategy to execution, primarily for early stage companies and those undergoing a significant change in direction. Since 2000, when Mr. Cooke joined Global Digital Strategies, he has led eight companies, including serving as President and Managing Partner of Granite Ventures, LLC from January 2007 to the present, and has completed five successful company sales.

Mr. Cooke has led global businesses at Hewlett Packard, Apple Computer and NEC Computers. While at HP, Mr. Cooke helped establish and lead HP’s procurement and manufacturing presence in developing Asia, including China, Malaysia, India, Thailand and Singapore. Mr. Cooke also led HP’s service and support activity for PC’s and printers globally, building support infrastructure directly and through partners in 72 countries, including a major presence in China. In this role, he had P&L responsibility for $1.4 billion and net profit of over $200 million. Mr. Cooke also led Apple Computer’s global service and support activity, establishing a presence in China and South East Asia, as well as NEC Computers during a time of significant turnaround of that business, spending a great deal of time in Japan.

Marshall Toplansky: From 2007 through October 2009, Mr. Toplansky was the Chairman and CEO of Core Strategies, Inc. which was acquired by Wise Window, Inc. in October 2009. Since November 2009, Mr. Toplansky has been the President of Wise Window, Inc. the leader in mass opinion business intelligence, and serves on the firm’s Board of Directors. He served as Vice President of Marketing Strategy and Insight at Gateway Computers, as well as Chief Marketing Officer of the modem manufacturer U.S. Robotics. In 2010, Toplansky was elected to the Technology Hall of Fame for his role in creating the A+ Certification program, the global standard in technology service certifications.

Mr. Toplansky received a BA (magna cum laude) in political science and Chinese studies from the State University of New York at Albany, where he studied Mandarin under well-known novelist Yu Li-Hwa. He has lectured in China on the topic of the utilization of technology in business simulation and planning and served as a consultant on East Asian strategy to several companies. In 2001, he was a featured speaker at the Milken Global Conference in Los Angeles, predicting the future Chinese dominance of world marketing. He holds an MBA from Harvard Business School.

There are no arrangements or understandings between any of the Independent Directors and any other persons pursuant to which they were selected as directors. There are no transactions between the Company and any of the Independent Directors that would require disclosure under Item 404(a) of Regulation S-K.

On January 11, 2012, each of the Independent Directors entered into the Company’s form of Independent Director Agreement, pursuant to which each Independent Director will receive as compensation $2,500 per board meeting; in addition, each Independent Director has entered into the Company’s form of Stock Option Agreement, under which Dr. Grieves was granted an option to purchase 40,000 shares of the Company’s common stock and each of Messrs. Cooke and Toplansky was granted an option to purchase 30,000 restricted shares of the Company’s common stock, with half exercisable and vesting on the Effective Date and the remaining half exercisable and vesting on December 31, 2012. The option exercise price per share is $.70, the market bid price of the Company’s common stock on January 11, 2012.

On December 21, 2011, Mr. Ross and the Company entered into an Employment Agreement, pursuant to which Mr. Ross will receive compensation of $10,000 per month commencing January 1, 2012, increasing to $20,000 per month in the event certain conditions are met, and a Stock Option Agreement, pursuant to which Mr. Ross was granted an option to purchase 300,000 shares of the Company’s common stock, with half exercisable and vesting on January 1, 2012 and the remaining half exercisable and vesting on December 31, 2012. The option exercise price per share is $.13, the market bid price of the Company’s common stock on December 21, 2011.

The foregoing descriptions of the Independent Director Agreements and Stock Option Agreements, and, in the case of Mr. Ross, the Employment Agreement and Stock Option Agreement, are not intended to be complete, and are qualified in their entirety by reference to the full text of the relevant agreements, copies of which are filed as Exhibits 10.1 through 10.8 hereto and incorporated by reference herein.

A copy of the Company’s press release dated January 12, 2012 announcing the appointment of the directors is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ITEM 8.01. OTHER EVENTS.

On January 11, 2012, the Board of Directors of the Company established an Audit Committee, a Governance and Nominating Committee and a Compensation Committee and appointed each of the Company’s Independent Directors to each committee, effective as of the Effective Date. Dr. Grieves was appointed to serve as the Chair of the Audit Committee, Mr. Cooke was appointed to serve as the Chair of the Governance and Nominating Committee and Mr. Toplansky was appointed to serve as the Chair of the Compensation Committee, each as of the Effective Date.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit	Description
10.1	Stock Option Agreement, dated January 11, 2012, by and between the Company and Jeff Cooke.
10.2	Stock Option Agreement, dated January 11, 2012, by and between the Company and Michael Grieves.
10.3	Stock Option Agreement, dated January 1, 2012, by and between the Company and Marshall Toplansky.
10.4	Stock Option Agreement, dated December 21, 2011, by and between the Company and Steve Ross.
10.5	Independent Director Agreement, dated January 11, 2012, by and between the Company and Jeff Cooke.
10.6	Independent Director Agreement, dated January 11, 2012, by and between the Company and Michael Grieves.
10.7	Independent Director Agreement, dated January 11, 2012, by and between the Company and Marshall Toplansky.
10.8	Employment Agreement, dated December 21, 2011 by and between the Company and Steven Ross.
99.1	Press Release of Longhai Steel Inc. dated January 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGHAI STEEL INC.

Date: January 12, 2012	/s/ Chaojun Wang
Mr. Chaojun Wang
Chief Executive Officer